PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 19th day of January 1994 (“Agreement”), by and among. Fortis Benefits Insurance Company, a Minnesota life insurance company (“Fortis Benefits”) (on behalf of itself and its “Separate Account,” defined below); Fortis Investors, Inc., a Minnesota corporation (“Fortis Investors”), the principal underwriter with respect to the Contracts referred to below; Insurance Management Series, a Massachusetts business trust (the “Fund”); and Federated Securities Corp., a Pennsylvania corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund’s Federated High Yield Fund, Federated Utility Fund, and Federated Equity Growth and Income Fund (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefit’s Form N-4 registration statement filed with the Securities and Exchange Commission (the “SEC”), File No. 33-63935 (the “Contracts”), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable annuity contracts, including the Contracts (“Variable Contracts”) and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement (“Participating Insurance Companies”), and the Fund will be made available in the future to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be “Variable Contracts” hereunder); and
WHEREAS, the Fund has obtained an order from the SEC dated December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the “Mixed and Shared Funding Exemptive Order”); and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the “Divisions”; reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media.
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
ARTICLE I.    Sale of Fund Shares
1.1                                 The Fund may from time to time add additional Portfolios, which may become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
1.2                                 Fortis Benefits agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

1.3                                 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to Fortis Benefits or the Separate Account unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccounts of the Separate Accounts.
1.4                                 The Fund agrees to make available on each day on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Fortis Benefits is open for business (a “Business Day”), shares of the Portfolios for purchase at the applicable net asset value per share by Fortis Benefits on behalf of its Separate Account; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees’ fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.
1.5                                 Upon receipt of a request for redemption in proper form from Fortis Benefits, the Fund agrees to redeem any full or fractional shares of the Portfolios held by Fortis Benefits, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.
1.6                                 For purposes of Section 1.10 Fortis Benefits shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by Fortis Benefits shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following Business Day prior to 4:00 p.m. Eastern time on such day, although Fortis Benefits will use its best efforts to provide such notice by 12:00 noon Eastern time.
1.7                                 The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each Business Day. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 12:00 noon, Eastern time.
1.8                                 Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. In any event, Fortis Benefits will pay for shares of the Portfolios no later than the next Business Day following the placement of an order to purchase shares with the Fund. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act.
1.9                                 The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s Board of Trustees (the “Board of Trustees”) determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

1.10                           The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values determined as of the close of trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares, so long as Fortis Benefits receives purchase and redemption orders in accordance with Section 2.5 of this Agreement. All other purchases and redemptions of Portfolio shares by Fortis Benefits will be effected at the net asset value next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset value until Fortis Benefits otherwise notifies the Fund in writing. Fortis Benefits reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash.
ARTICLE II    Prospectuses and Proxy Statements; Voting; Expenses
2.1                                 Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
2.2                                 The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act “), and keeping such registrations current and effective; including. without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
2.3                                 Fortis Benefits shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Contracts issued by Fortis Benefits as required to be distributed to such Contract Owners under applicable federal or state law.
2.4                                 Subject to the parties bearing the costs of printing prospectuses as described below, the Distributor shall provide Fortis Benefits with as many copies of the current prospectus of the Fund as Fortis Benefits may reasonably request. If requested by Fortis Benefits in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for Fortis Benefits to either print a stand-alone document or print together in one document the current prospectus for the Contracts issued by Fortis Benefits and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Contracts may be invested. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract Owners, and Fortis Benefits shall bear the expense of printing copies of the (1) Fund’s prospectus that are used in connection with offering the Contracts issued by Fortis Benefits.
2.5                                 The Fund and the Distributor shall provide, at the Fund’s expense, such copies of the Fund’s current Statement of Additional Information (“SAI”) as may reasonably be requested, to Fortis Benefits and to any owner of a Contract issued by Fortis Benefits who requests such SAI.

2.6                                 The Fund, at its expense, shall provide Fortis Benefits with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as Fortis Benefits shall reasonably require for purposes of distributing to existing Contracts Owners that are invested in the Fund. The Fund, at Fortis Benefits’ expense, shall provide Fortis Benefits with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as Fortis Benefits shall reasonably request for use in connection with offering the Contracts issued by Fortis Benefits. If requested by Fortis Benefits in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund’s proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for Fortis Benefits to print such shareholder communications for distribution to owners of Contracts.
2.7                                 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, Fortis Benefits shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by Fortis Benefits (or its designated agent) from owners of Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. Fortis Benefits shall vote shares of a Portfolio of the Fund held in a Separate Account or a sub account thereof that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Contracts and owned beneficially by Fortis Benefits (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. Fortis Benefits agrees that it will disregard Contract owner voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Fortis Benefits shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of Fortis Benefits or subaccounts thereof, in the aggregate.
2.8                                 During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies Fortis Benefits that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.
2.9                                 The Fund, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
ARTICLE III                           Sales Material and Information
3.1                                 Fortis Benefits agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of or concerning the Distributor, the investment adviser of the Fund, or the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.
3.2                                 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of Fortis Benefits or concerning Fortis Benefits, the Separate Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Account or prepared for distribution to owners of such Contracts, or in sales literature or other promotional material approved by Fortis Benefits or its designee, except with the permission of Fortis Benefits.
3.3                                 For purposes of this Article III, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.
ARTICLE IV.    Representations and Warranties; General Duties
4.1                                 The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
4.2                                 Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
4.3                                 The Fund will use its best efforts to comply and to maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
4.4                                 Fortis Benefits represents that it believes, in good faith, that the Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(b) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.5                                 The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. Should the Fund or Distributor become aware of a failure of the Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.

4.6                                 The Fund will use its best efforts to comply with any applicable state insurance laws or regulations only to the extent specifically requested in writing by Fortis Benefits. If it cannot or will not comply, it will so notify Fortis Benefits in writing.
4.7                                 Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it is taxed as an insurance company under Subchapter L of the Code, (iii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iv) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
4.8                                 Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.9                                 Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.10                           Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.11                           Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.12                           The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance in compliance with Massachusetts law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.13                           The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund or the Distributor.
4.14                           Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”).

4.15                           Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.16                           Fortis Benefits or Fortis Investors shall immediately notify the Fund of (1) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.17                           Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, promptly after the filing of such document with the SEC or other regulatory authorities.
4.18                           Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.
4.19                           The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.
4.20                           The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article V of this Agreement is in effect to govern such sales.
ARTICLE V.    Mixed and Shared Funding
5.1                                 During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Article V.
5.2                                 The Fund’s Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts (“Variable Contract Owners”) issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.
5.3                                 Fortis Benefits agrees that it shall report any potential or existing conflicts of which it is aware to the Fund’s Board of Trustees. Fortis Benefits will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, Fortis Benefits will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Fortis Benefits to inform the Board whenever Variable Contract Owner voting instructions are disregarded. Fortis Benefits shall carry out its responsibility under this Section 5.3 with a view only to the interests of the Variable Contract Owners.
5.4                                 Fortis Benefits agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund’s disinterested Trustees that a material irreconcilable conflict exists, Fortis Benefits shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of Fortis Benefits’ decision to disregard Variable Contract Owners’ voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits shall be required, at the Fund’s election, to withdraw the Separate Accounts’ investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. Fortis Benefits shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.
5.5         Fortis Benefits, at least annually, shall submit to the Fund’s Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

5.6         All reports of potential or existing conflicts received by the Fund’s Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
5.7         The Board of Trustees of the Fund shall promptly inform Fortis Benefits in writing of its determination of the existence of an irreconcilable material conflict and its implications.
ARTICLE VI..    Events of Termination
6.1         Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)          at the option of any Party upon at least six months advance written notice to the other Parties; or
(b)         at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Trustees upon a finding that a continuation of this Contract in contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); or
(c)        at the option of the Fund or the Distributor upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding Fortis Benefit’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, provided that such formal proceedings are likely to have a material adverse impact on the Fund, the Distributor, affiliates of the Fund or Distributor, or shareholders of the Fund; or
(d)        at the option of Fortis Benefits upon institution of formal proceedings against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Fund’s or Distributor’s obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, provided that such formal proceedings are likely to have a material adverse impact on Fortis Benefits, Fortis Investors, or Contract Owners; or
(e)        at the option of any Party in the event that (i) the Contracts, the Separate Accounts, or the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)         upon termination of the corresponding Division’s investment in the Portfolio pursuant to Article V hereof; or
(g)        at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)        at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply.
6.2         Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Article V of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that were otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.
6.3         All warranties and indemnifications will survive the termination of this Agreement.

6.4         If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g) or 6.1(h) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the “Final Termination Date”) six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5         If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), or 6.1(h), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
6.6         The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
6.7         Each Party to this Agreement shall promptly notify the other Parties of the institution against such Party of any such formal proceedings as described in Sections 6.1(c) and (d) hereof.
ARTICLE VII.                Indemnification
7.1         Indemnification by Fortis Benefits
(a)          Except to the extent provided in Sections 7.1(b) and 7.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund and its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares or the Contracts issued by Fortis Benefits and;
(i)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus (which shall include the offering memorandum), or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or
(ii)                            arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the wrongful conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or
(iii)                         arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or Distributor by or on behalf of Fortis Benefits or Fortis Investors specifically for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or
(iv)                        arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)                            Fortis Benefits shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund.
(c)                             Fortis Benefits shall not be liable under this Section 7.1 with respect to any action against an Indemnified Party unless the Fund or Distributor shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefit’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
(d)         The Indemnified Parties shall promptly notify Fortis Benefits of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the operation of the Fund as a part of the solicitation and/or sale of the Contracts.
7.2           Indemnification by the Distributor
(a)           Except to the extent provided in Sections 7.2(d) and 7.2(e) below, Distributor agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their Directors and officers, and any affiliated person of Fortis Benefits and Fortis Investors within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlements with the written consent of Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the

Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:
(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) prepared by the Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Distributor or the Fund by or on behalf of Fortis Benefits or Fortis Investors specifically for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); and
(ii)                                arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Distributor or the Fund) or wrongful conduct of the Fund or Distributor, or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts of Fund shares; or
iii.    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or
iv.    arise as a result of any failure by the Fund or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)                            Except to the extent provided in Sections 7.2(d) and 7.2(e) hereof, Distributor agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 7.2(c) below, the written consent of Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (1) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.
(c)                             The written consent of Distributor referred to in Section 7.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.
(d)                            Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund.
(e)                             Distributor shall not be liable under this Section 7.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.2. In case any such action is brought against an Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense of such action. Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Distributor to such Indemnified Party of Distributor’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
(f)                               Fortis Benefits shall promptly notify the Distributor of the commencement of any litigation or proceedings against Fortis Benefits in connection with the issuance or sale of the Contracts or the operation of the Separate Account.
7.3                            Any notice given by the Indemnifying Party referred to in Section 7.1(c) or 7.2(e) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
ARTICLE VIII        Miscellaneous
8.1                            This Agreement may not be assigned by any Party, except with the written consent of each other Party.
8.2                            Notices and communications required or permitted by Article I hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct, in writing:

Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262

Fortis Investors, Inc.
500 Bielenberg Drive

Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262

Insurance Management Series
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: (412) 288-7578

Federated Securities Corp.
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: .(412) 288-7578

8.3                            This Agreement will be construed and the provisions hereof interpreted under and in accordance with Pennsylvania law, without, regard for that state’s principles of conflicts of laws.
8.4                            This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
8.5                            If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
8.5                            The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
8.6                            The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
8.7                            The Fund and Fortis Benefits agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and Fortis Benefits shall each take such steps as may be reasonably necessary to comply with the Rule as amended or adopted in final form.
8.8                            A copy of the Fund’s Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.
8.9                            Nothing in this Agreement shall impede the Fund’s Trustees or shareholders of the shares of the Fund’s Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund’s Declaration of Trust, as amended, a copy of which will be provided to Fortis Benefits upon request.
8.10                      It is understood that the name “Federated” or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that Fortis Benefits has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement Fortis Benefits shall forthwith cease to use such name (or derivative or logo).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	/s/ David A. Peterson	By:	/s/ Jon Nicholson
Name:	David A. Peterson	Name:	Jon Nicholson
Title:	Vice President	Title:	Senior Vice President

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ Jon Nicholson
Name:	David A. Peterson	Name:	Jon Nicholson
Title:	Vice President	Title:	Senior Vice President

INSURANCE MANAGEMENT SERIES

Attest:	/s/ S. Elliott Cohan	By:	/s/ Richard B. Fisher
Name:	S. Elliott Cohan	Name:	Richard B. Fisher
Title:	Assistant Secretary	Title:	Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Joseph M. Huber	By:	/s/ Byron F. Bowman
Name:	Joseph M. Huber	Name:	Byron F. Bowman
Title:	Assistant Secretary	Title:	Vice President

AMENDMENT TO PARTICIPATION AGREEMENT
This Agreement, made and entered into as of this    day of April, 1997 by and beiween Fortis Benefits Insurance Company, a Minnesota life insurance company, Fortis Investors, Inc., a Minnesota corporation, Insurance Management Series, a Massachusetts business trust, and Federated Securities Corp., a Pennsylvania corporation,
WHEREAS, the parties entered into a Participation Agreement dated January 19, 1996 (the "Agreement"); and
WHEREAS, the Agreement related to "Portfolios," defined as certain prescribed portfolios of the Federated Insurance Series; and
WHEREAS, the parties desire to extend the Agreement to include the Federated Fund for US Government Securities II of the Federated Insurance Series.
NOW, THEREFORE, in consideration of the mutual benefits and promises herein contained, the parties do hereby agree to amend the Agreement by expanding the definition of "Portfolios" as used in the Agreement to include the Federated Fund for US Government Securities II of the Federated Insurance Series.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their name and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	By:	/s/ David A. Peterson
Name:	Name:	David A. Peterson
Title:	Title:	Vice President

FORTIS INVESTORS INC.

Attest:	By:	/s/ John Eric Hite
Name:	Name:	John Eric Hite
Title:	Title:	2nd Vice President

INSURANCE MANAGEMENT SERIES

Attest:	By:	/s/ [illegible]
Name:	Name:
Title:	Title:

FEDERATED SECURITIES CORP.

Attest:	By:	/s/ Byron F. Bowman
Name:	Name:
Title:	Title:

SECOND AMENDMENT TO PARTICIPATION AGREEMENT
This Agreement, made and entered into as of this 28th day of December, 1998 by and between Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits"), Fortis Investors, Inc. ("Fortis Investors"), a Minnesota corporation, Insurance Management Series, a Massachusetts business trust, and Federated Securities Corp. ("Distributor"), a Pennsylvania corporation;
WHEREAS, the parties entered into a Participation Agreement dated January 19, 1996 which was amended on April 28, 1997 (the "Agreement"); and
WHEREAS, the Agreement related to "Portfolios," defined as certain described portfolios of the Federated Insurance Series; and
WHEREAS, the parties desire to extend the Agreement to include additional portfolios of the Federated Insurance Series;
WHEREAS, Fortis Benefits and the Distributor entered into a Proprietary Variable Annuity Agreement on June 3, 1998 (the "Proprietary Agreement"), wherein Fortis Benefits and Distributor agreed to the development of special forms of variable annuity contracts to provide variable funding by one or more of all of the portfolios of the Federated Insurance Series (the "Proprietary Contracts").
NOW, THEREFORE, in consideration of the mutual benefits and promises herein contained, the parties do hereby agree to amend the Agreement as follows:
1.The Agreement is amended to expand the definition of "Portfolios" to include all of the portfolios of the Federated Insurance Series, as they may exist from time to time.
2.The Agreement is amended to expand the definition of "Contracts" to include the Proprietary Contracts.
3.It is agreed that to the extent that it relates to the development, marketing, distribution, support, and maintenance of the Proprietary Contracts if there are terms and provisions of Proprietary Agreement that are in conflict with the terms and provisions of the Agreement, the terms and provisions of the Proprietary Agreement shall control.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in-their name and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	/s/ David A. Peterson	By:	/s/ John Nicholson
Name:	David A. Peterson	Name:	John Nicholson
Title:	Assistant General Counsel	Title:	Senior Vice President

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ John Eric Hite
Name:	David A. Peterson	Name:	John Eric Hite
Title:	Assistant General Counsel	Title:	Vice President

FEDERATED INSURANCE SERIES

Attest:	/s/ Matthew S. Hardin	By:	/s/ John W. McGonigle
Name:	Matthew S. Hardin	Name:	John W. McGonigle
Title:	Corporate Counsel	Title:	Executive Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Matthew S. Hardin	By:	/s/ James F. Getz
Name:	Matthew S. Hardin	Name:	James F. Getz
Title:	Corporate Counsel	Title:	President - Broker/Dealer

AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") is by and among Fortis Benefits Insurance Company ("Insurer"), on its behalf and on behalf of its separate accounts (the "Separate Accounts"), Fortis Investors, Inc. ("Fortis Investors"), Federated Insurance Series (formerly known as Insurance Management Series, the "Fund") and Federated Securities Corp. (the "Distributor").
WITNESSETH:
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor are parties to that certain Participation Agreement, dated January 19, 1996, (as amended from time to time, the "Agreement"); and
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor desire to amend the Agreement subject to the terms and conditions set forth herein intended to provide for, among other things, the manner in which the parties will comply with regulatory changes since the Agreement was executed and effective;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.The first recital is deleted in entirety and replaced with the following:
WHEREAS, the Insurer, the Distributor and the Fund desire that shares of the Funds be made available by Distributor to serve as underlying investment medium for those combination fixed and variable annuity contracts of the Insurer supported wholly or partially by the Separate Accounts, listed on Exhibit A attached hereto and made part hereof.
2.Section 1.1 is hereby deleted in entirety and replaced with the following:
The Distributor agrees to sell to the Insurer those shares of the Funds offered and made available by the Fund and identified on Exhibit C attached hereto and made part hereof (such Funds also referred to herein as "Portfolios").
3.Section 1.2 is hereby deleted in entirety and replaced with the following:
The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of Exhibit B attached hereto and made a part hereof and the current prospectus for the Fund.
4.A new Section 1.11 is hereby added to Article I as follows:
1.11 (a) Except as set forth in Section 1.11(b), below, in consideration of the administrative services described herein, Distributor agrees to pay to Insurer an amount computed at an annual rate equal to the percentage of average daily net asset value set forth in Exhibit C to this Agreement. Fees paid to Insurer are for administrative services only and do not constitute payment for any other service.
(b) Distributor's payment obligation set forth in Section 1.11(a) shall not extend to net assets of the Fund attributable to contracts covered by the Proprietary Variable Annuity Agreement between Fortis Benefits and Distributor dated June 3, 1998 (the "Proprietary Agreement") which are offered by Fortis Benefits or its affiliates, and which, for the avoidance of doubt, are located in dealer 50289.

(c) The Distributor shall calculate any amounts owed under this Agreement systematically and use commercially reasonable efforts to send payments within forty-five (45) days of the end of the period according to the Fund's standard payment schedule. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of all payments, on the basis of the number of days that this Agreement is in effect during the period. In connection with such payments, Distributor shall provide the calculation of amounts paidito Insurer. Absent manifest error, any such calculations shall be final unless any party objects thereto within sixty (60)

days of the date of the calculation statement. Payments requested by Insurer for periods 180 days or more prior to the current month shall be made at Distributor's discretion.

(d) Insurer shall perform all of its obligations and duties under this Agreement at its own expense.

(e) Insurer shall disclose the compensation arrangements under this Agreement to each Variable Contract Owner as required by applicable law.
    5.    A new Section 4.21 is hereby added to Article IV as follows:
4.21 (a) The parties acknowledge that the SEC and the United States Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "AML-CIP Regulations"), specifically requiring certain financial institutions, including the Insurer, Fortis Investors, Fund and Distributor, to establish a written anti-money laundering and customer identification program (an "AML-CIP Program").
(b) The Insurer, Fortis Investors, Fund and Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of this Agreement they will maintain, an AML-CIP Program in compliance with the AML-CIP Regulations.
(c) Insurer covenants that it will perform all activities, including the establishment and verification of customer identities as required by the AML-CIP Regulations and/or its AML-CIP Program, with respect to all customers on whose behalf Insurer maintains a direct account with the Fund.
(d) The parties agree that (A) accounts in the Fund beneficially owned by Insurer's customers shall be accounts of the Insurer for all purposes under Insurer's AML-CIP Program and that (B) Insurer's customers will be customers of Insurer for all purposes under Insurer's AML-C1P Program.
    6.    A new Section 4.22 is hereby added to Article IV as follows:
4.22 The parties acknowledge that:
(a) The SEC has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use.
(b) Regulation S-P permits financial dealers, such as Insurer, Fortis Investors and Distributor, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13).
(c) Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Insurer and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Insurer disclosed the information (17 CFR § 248.13).
(d) NPI of Insurer's consumers and customers that have no independent customer relationship with Distributor may be disclosed to Distributor during the term of the Agreement ("Insurer Customer NPI").
(e) Certain consumers and customers of Insurer may also be consumers and customers of Distributor as fully-disclosed shareholders of Federated mutual funds ("Joint Customer").

(f) NPI of Joint Customers may be disclosed and exchanged during the term of this Agreement ("Joint Customer NPI").
7.    A new Section 4.23 is hereby added to Article IV as follows:
4.23 Each party hereby covenants that any Joint Customer NPI which a party receives from the other party will be subject to the following limitations and restrictions:
(a) Each party may redisclose Joint Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and
(b) Each party may redisclose and use Joint Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement except as permitted under Regulation S-P and as required by any applicable federal or state law.
(c) Distributor covenants that:
(A) Distributor may redisclose Insurer Customer NP1 to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on Distributor under this Agreement; and
(B) Distributor may redisclose and use Insurer Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement and to third-party service providers as permitted under Regulation S-P.
(d) Each party represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
(A)Ensure the security and confidentiality of records and customers' NP1;
(B)Protect against any anticipated threats or hazards to the security or integrity of customer records and NPI; and
(C)Protect against unauthorized access or use of such customer records or NPI that could result in substantial harm or inconvenience to any customer.
(e) The provisions of this Section 4.23 shall survive the termination of the Agreement.
8.    A new Section 4.24 is hereby added to Article IV as follows:
4.24 Insurer represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Insurer and the Fund agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Fund and agree to negotiate a "shareholder information agreement" under Rule 22c-2.
9.    The following paragraphs are hereby added to Section 6.1:
(i) at the option of the Fund or the Distributor, immediately upon written notice, in the event that any or all Variable Contracts fail to meet the qualifications specified in Sections 4.2, 4.4 and 4.11 hereof;
(j) at the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees of the Fund has decided to (A) refuse to sell shares of the Fund to the insurer and/or any of its Separate Accounts; (B) suspend or terminate the offering of shares of any portfolio; or (C) dissolve or liquidate the Fund or any portfolio; or
(k) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any sub accounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Variable Contracts for which those shares have been selected or serve as the underlying investment media.
11.    Section 6.4 is hereby deleted in entirety and the following is added as a new Section 6.4 to Article VI:

6.4 (a) Notwithstanding any termination of this Agreement, and except as provided in Paragraph 6.8 the Fund and the Distributor shall, at the option of the Insurer, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Distributor, to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Fund and redeem investments in the Fund, and shall be permitted to invest in the Fund in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
(b) Insurer agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Fund within one year from the date of termination of the Agreement as provided in Article VI. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. The Fund or the Distributor may, in their discretion, permit the Separate Accounts to continue to invest in the Fund beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund or the Distributor agrees in writing to permit the Separate Accounts to continue to invest in the Fund prior to the beginning of any such year.
12.    The following is hereby added as new Section 6.8:
6.8 In the event (a) the Agreement is terminated pursuant to Sections 6.1(b), (i), or (j), at the option of the Fund or the Distributor; or (b) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Paragraph 6.4, such subsequent anniversary is reached (each of (a) and (b) referred to as a "triggering event" and the date of termination as provided in (a) or the date of the anniversary as provided in (b) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the portfolios held by the Separate Accounts, received by the Fund as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

13.    Section 8.2 of the Agreement is deleted in its entirety and replaced with the following:
8.2 (a) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement shall be given in writing and delivered by postage prepaid registered or certified United States first class mail, return receipt requested, overnight courier services or by email (with a confirming copy by mail).
(b) Unless otherwise notified in writing, all notices to the Investment Company shall be given or sent to:

Federated Insurance Series
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attn.: John W. McGonigle

E-Mail: contractadmin@federatedinv.com

        (c) Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to:
Federated Securities Corp.
Federated Investors Tower

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
Attn.: Secretary
E-Mail: contractadmin@federatedinv.com

(d) Unless otherwise notified in writing, all notices to Insurer shall be given or sent to:
Hartford Life Insurance Company
1 Griffin Rd. North
Windsor, CT 06095-1512
ATTN: Executive in charge of Insurance Products Fund Trading
The Hartford
One Hartford Plaza
Hartford, CT 06155
ATTN: General Counsel
Assurant, Inc.
One Chase Manhattan Plaza
New York, NY 10005
ATTN: General Counsel
Hartford is the administrator for the Fortis insurance products. Assurant is the holding company of Fortis.

14.    A new Paragraph 8.11 is hereby added with the following language:
Except as provided in this paragraph 8.11, this Agreement may be amended only by a writing signed by all parties. Distributor may amend Exhibit C from time to time by delivering an amended Exhibit C to Insurer pursuant to Section 8.2 herein. Any such amendment shall be effective as of the date indicated on the amended Exhibit C. Insurer may amend Exhibit A by delivering an amended Exhibit A to Federated Contract Administration at the address set forth above in Section 8.2. Any such amendment shall be effective as of the earlier of (i) its receipt by the Distributor or (ii) the date indicated on the amended Exhibit A.

15.    This Amendment supersedes any prior amendments to the Agreement between the parties with respect to its subject matter. The parties also agree that the following letter agreements are hereby terminated: (a) Letter Agreement dated January 12, 1996 by and between Insurer and Distributor; and (b) Letter Agreement dated November 30, 1998 by and between Insurer and Distributor.

16.    This Amendment shall be effective as of the date executed by the Distributor.

17.    Unless otherwise specified, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

18.    All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended.

19.    Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification, amendment or change.

20.    If any term, provision, covenant or condition of this Amendment, or any application hereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision or covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 8/20, 2015.

FEDERATED SECURITIES CORP.

By:	/s/ Thomas E. [illegible]
Name:	Thomas E. [illegible]
Title:	President

FEDERATED INSURANCE SERIES

By:	/s/ John W. McGonigle
Name:	John W. McGonigle
Title:	Vice President

By Hartford Life Insurance Company by Power
of Attorney

By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

FORTIS INVESTORS INC.
By Hartford Life Insurance Company by Power
of Attorney
By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

EXHIBIT A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Variable Account D of Union Security Insurance Company (USIC Sep Acct D)
Separate Account A of Union Security Life Insurance Company of NY (USLIC USNY Sep Acct A)
PRODUCTS OFFERED UNDER THE SEPARATE ACCOUNTS
TD Waterhouse Variable Annuity
Triple Crown Variable Annuity

EXHIBIT B
OPERATIONAL PROCEDURES
(a)Insurer shall, on behalf of the Investment Company, receive instructions from the Separate Accounts for acceptance prior to the Close of Trading on each Business Day. Insurer shall, upon its acceptance of any such instructions, communicate such acceptance to the Separate Accounts.
(b)Insurer or its designee shall communicate to Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day in accordance with each Fund's prospectus. However, if Insurer will be communicating such information after the Close of Trading, then the Insurer shall be considered the Investment Company's agent for purposes of Rule 22c-1 of the Investment Company Act of 1940, as amended. To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures shall apply:
(i)    The Investment Company shall use its best efforts to provide information listed in Sections 1(i) and 1(j) of the Agreement to Insurer by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.
(ii)    Insurer or its designee shall communicate to the Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day ("Trade Date") by 9:00 a.m. Eastern Time on the Business Day following the Trade Date ("Settlement Date"). The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the Trade Date, provided that, if the Fund receives the trading information called for by this sub-paragraph after 9:00 a.m. Eastern Time on a Settlement Date, the Investment Company shall use its best efforts to enter the Insurer's purchase or redemption order at the net asset value at the Close of Trading on the Trade Date, but if Investment Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Investment Company receives the trading information.
(iii)    In the event there is a net purchase in any Fund, Insurer or its designee shall exercise its best efforts to direct wire payment in the dollar amount of the net purchase to be received by the Investment Company by the close of the Federal Reserve Wire Transfer System on the Settlement Date. If the wire is not received by the Investment Company by such time, and such delay was not caused by the negligence or willful misconduct of the Investment Company, the Investment Company shall be entitled to receive from Insurer the dollar amount of any overdraft plus any associated bank charges incurred.
(iv)    In the event there is a net redemption in any Fund, the Investment Company shall wire the redemption proceeds to the Insurer's custodial account, or to the designated depository for the Insurer, specified by Insurer or its designee. If the Investment Company receives the redemption information by 9:00 a.m. Eastern Time on the Settlement Date, the redemption proceeds shall be wired so as to be received on the Settlement Date. If the Investment Company receives the redemption information after that time, the Investment Company shall use its best efforts to wire the redemption proceeds so that they are received by the
Close of Trading on the Settlement Date, but if the Investment Company is unable to do so, the redemption proceeds shall be wired so as to be received by the Close of Trading on the Business Day following the Settlement Date. If the wire is not received by the time specified in this sub-paragraph, and such delay was not caused by the negligence or willful misconduct of Insurer or its designee, Insurer or Insurer's designee shall be entitled to receive from the Investment Company the dollar amount of any overdraft plus any associated bank charges incurred; provided, however, that if the delay was due to factors beyond the control of the Investment Company and its subsidiaries, the Investment Company shall not be liable for any overdraft or any associated bank charges incurred.

(v)     If the dollar amount of the redemption proceeds wired by the Investment Company exceeds the amount that should have been transmitted, Insurer shall use its best efforts to have such excess amount returned to the Investment Company as soon as possible.
(a)All wire payments referenced in this Agreement shall be transmitted via the Federal Reserve Wire Transfer System. Notwithstanding any other provision of this Agreement, in the event that the Federal Reserve Wire Transfer System is closed on any Business Day, the duties of the Investment Company, Insurer, and their designees under this Agreement shall be suspended, and shall resume on the next Business Day that the Federal Reserve Wire Transfer System is open as if such period of suspension had not occurred.
(b)In the event (i) a Fund is required (under the then prevailing pricing error guidelines of the Investment Company) to recalculate purchases and redemptions of Shares held in Insurer's account due to an error in calculating the net asset value of such class of Shares (a "NAV Error") or (ii) there is a dividend rate error with respect to any Fund held in Insurer's account (a "Rate Error"; Rate Error and NAV Error individually and collectively shall be referred to as a "Pricing Error"):
(A)The Investment Company shall promptly notify Insurer in writing of the Pricing Error, which written notice shall identify the class of Shares, the Business Day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Shares on each Business Day.
(B)Upon such notification, Insurer shall promptly determine, for all Separate Accounts which purchased or redeemed Shares on each Business Day on which a Pricing Error occurred, the correct number of Shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of Shares held in each Separate Account to the extent necessary to reflect the correct number of Shares purchased or redeemed for the Separate Account. Following such determination, Insurer shall notify the Fund of the net changes in transactions for the relevant Separate Account and the Fund shall adjust the Separate Account accordingly.
(C)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that some Separate Account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Investment Company of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Investment Company shall cause the relevant Fund to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer shall apply such funds to payment of the Redemption Shortfalls.
(D)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that a Separate Account customer still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account. In no event, however, shall Insurer be liable to the Investment Company or any Fund for any Redemption Overage. Nothing in this subparagraph (d) shall be deemed to limit the right of any Fund to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

EXHIBIT C
The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate of 25 basis points on the average daily net asset value of shares held in Separate Accounts investing in the Funds accounts listed in Exhibit A. Federated will calculate such Service Fees and send payment within 45 days of the end of each period. Such payments will be made monthly in arrears and shall be calculated using the daily equivalent of the annual rate, applied for the number of days in the month.
A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.
The Administrative Service Fees will be distributed so long as the total amount payable to Insurer, for each individual transfer agent system financial intermediary number, for the period is at least $25.00.
Class P Shares

FUND LEGAL NAME FEDERATED HIGH INCOME BOND FUND II	FUND NUMBER 336	CUSIP 313916306	FUND GROUP NAME FEDERATED INSURANCE SERIES	ADMINISTRATIVE SERVICES FEE BP 25
FEDERATED KAUFMANN FUND II	953	313916827	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED TAIL RISK FUND II	252	313916835	FEDERATED INSURANCE SERIES	25
FEDERATED QUALITY BOND FUND II	921	313916884	FEDERATED INSURANCE SERIES	25
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES 11*	334	313916207	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED VOLATILITY FUND II *	333	313916108	FEDERATED INSURANCE SERIES	25
FEDERATED PRIME MONEY FUND II *+	330	313916504	FEDERATED INSURANCE SERIES	25

+The Administrative Service Fee has been reduced as described in the Temporary Fee Waivers document.

PARTICIPATION AGREEMENT

    THIS AGREEMENT, made and entered into as of August , 1997, ("Agreement"), by and among First Fortis Life Insurance Company, a New York life insurance company ("First Fortis") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; Federated Insurance Series, a Massachusetts business trust (the "Fund"); and Federated Securities Corp., a Pennsylvania corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),
WITNESSETH THAT:
WHEREAS First Fortis, the Distributor, and the Fund desire that shares of the Fund's Federated High Yield Fund, Federated Utility Fund, and Federated Equity Growth and Income Fund (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of First Fortis that are the subject of First Fortis's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by First Fortis and Fortis Investors; and
WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable annuity contracts, including the Contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder); and
WHEREAS, the Fund has obtained an order from the SEC dated

December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and
WHEREAS the Contracts provide for the allocation of net amounts received by First Fortis to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding
Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media.
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to First Fortis for this purpose at net asset value and with no sales charges, all subject to the following provisions:
ARTICLE I. Sale of Fund Shares
    1.1    The Fund may from time to time add additional Portfolios, which may become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
    1.2    First Fortis agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.
    1.3    Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to First Fortis or the Separate Account unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccounts of the Separate Accounts.
1.4    The Fund agrees to make available on each day on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) First Fortis is open for business (a "Business Day"), shares of the Portfolios for purchase at the applicable net asset value per share by First Fortis on behalf of its Separate Account; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustee& fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.
1.5    Upon receipt of a request for redemption in proper form from First Fortis, the Fund agrees to redeem any full or fractional shares of the Portfolios held by First Fortis, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.
1.6    For purposes of Section 1.10 First Fortis shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by First Fortis shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following Business Day prior to 4:00 p.m. Eastern time on such day, although First Fortis will use its best efforts to provide such notice by 12:00 noon Eastern time.
1.7    The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to First Fortis at the close of trading on each Business Day. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. First Fortis will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. First Fortis will use its best efforts to place such orders with the Fund by 12:00 noon, Eastern time.
1.8    First Fortis will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. In any event, First Fortis will pay for shares of the Portfolios no later than the next Business Day following the placement of an order to purchase shares with the Fund. Payment for net redemptions will be wired by the Fund to an account designated by First Fortis on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable First Fortis to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act.
1.9    The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's Board of Trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

1.10 The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values determined as of the close of trading on the New York Stock Exchange on the Business Day that First Fortis processes such transactions, which will be deemed to be the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares, so long as First Fortis receives purchase and redemption orders in accordance with Section 2.5 of this Agreement. All other purchases and redemptions of Portfolio shares by First Fortis will be effected at the net asset value next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. First Fortis hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset value until First Fortis otherwise notifies the Fund in writing. First Fortis reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash.
ARTICLE II Prospectuses and Proxy Statements; Voting; Expenses
    2.1    Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
2.2    The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act "), and keeping such registrations current and effective; including. without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. First Fortis will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
2.3    First Fortis shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Contracts issued by First Fortis as required to be distributed to such Contract Owners under applicable federal or state law.
    2.4    Subject to the parties bearing the costs of printing prospectuses as described below, the Distributor shall provide First Fortis with as many copies of the current prospectus of the Fund as First Fortis may reasonably request. If requested by First Fortis in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for First Fortis to either print a stand-alone document or print together in one document the current prospectus for the Contracts issued by First Fortis and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Contracts may be invested. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract Owners, and First Fortis shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Contracts issued by First Fortis.
    2.5    The Fund and the Distributor shall provide, at the Fund's expense, such copies of the Fund's current Statement of Additional Information ("SAI") as may reasonably be requested, to First Fortis and to any owner of a Contract issued by First Fortis who requests such SAI.
    2.6    The Fund, at its expense, shall provide First Fortis with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as First Fortis shall reasonably require for purposes of distributing to existing Contracts

Owners that are invested in the Fund. The Fund, at First Fortis' expense, shall provide First Fortis with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as First Fortis shall reasonably request for use in connection with offering the Contracts issued by First Fortis. If requested by First Fortis in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for First Fortis to print such shareholder communications for distribution to owners of Contracts.
2.7    For so long as the SEC interprets the 1940 Act to require pass- through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, First Fortis shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by First Fortis (or its designated agent) from owners of Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. First Fortis shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Contracts and owned beneficially by First Fortis (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. First Fortis agrees that it will disregard Contract owner voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. First Fortis shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of First Fortis or subaccounts thereof, in the aggregate.
2.8    During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies First Fortis that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.
    2.9    The Fund, First Fortis, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
ARTICLE III. Sales Material and Information
3.1    First Fortis agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of or concerning the Distributor, the investment adviser of the Fund, or the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the

Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.
3.2    The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of First Fortis or concerning First Fortis, the Separate Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Account or prepared for distribution to owners of such Contracts, or in sales literature or other promotional material approved by First Fortis or its designee, except with the permission of First Fortis.
3.3    For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.
ARTICLE IV Representations and Warranties; General Duties
4.1.    The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund or Distributor will notify First Fortis immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
4.2    First Fortis represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; First Fortis will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
    4.3    The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund or Distributor will notify First Fortis immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
    4.4    First Fortis represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(b) of the Code and the regulations thereunder. First Fortis will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.5    The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. Should the Fund or Distributor become aware of a failure of the Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify First Fortis of such in writing.
4.6    The Fund will use its best efforts to comply with any applicable state insurance laws or regulations only to the extent specifically requested in writing by First Fortis. If it cannot or will not comply, it will so notify First Fortis in writing.
    4.7    First Fortis represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it is taxed as an insurance company under Subchapter L of the Code, (iii) it has legally and validly established and maintains the Separate
Account as a segregated asset account under Section 4240 of 'the New York Insurance Code, and (iv) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
4.8    First Fortis and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
    4.9    Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.10 Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of

Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.11 First Fortis represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with New York law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.12     The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance in compliance with Massachusetts law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.13     The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund or the Distributor.
4.14     Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.15     Distributor or the Fund shall immediately notify First Fortis of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.16     First Fortis or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. First Fortis and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.17     Upon request, First Fortis will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, promptly after the filing of such document with the SEC or other regulatory authorities.
4.18     Upon request, the Fund will provide to First Fortis one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.
4.19     The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.
4.20     The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article V of this Agreement is in effect to govern such sales.
ARTICLE V Mixed and Shared Funding
5.1    During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Article V.

5.2    The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.
5.3    First Fortis agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. First Fortis will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, First Fortis will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by First Fortis to inform the Board whenever Variable Contract Owner voting instructions are disregarded. First Fortis shall carry out its responsibility under this Section 5.3 with a view only to the interests of the Variable Contract Owners.
5.4    First Fortis agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, First Fortis shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of First Fortis' decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, First Fortis shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. First Fortis shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.
    5.5    First Fortis, at least annually, shall submit to the Fund's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and

Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.
    5.6    All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
    5.7    The Board of Trustees of the Fund shall promptly inform First Fortis in writing of its determination of the existence of an irreconcilable material conflict and its implications.
ARTICLE VI        Events of Termination
6.1    Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)at the option of any Party upon at least six months advance written notice to the other Parties; or
(b)at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Trustees upon a finding that a continuation of this Contract in contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); or
(c)at the option of the Fund or the Distributor upon institution of formal proceedings against First Fortis or Fortis Investors by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding Fortis Benefit's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, provided that such formal proceedings are likely to have a material adverse impact on the Fund, the Distributor, affiliates of the Fund or Distributor, or shareholders of the Fund; or
    (d)    at the option of First Fortis upon institution of formal proceedings against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Fund's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, provided that such formal proceedings are likely to have a material adverse impact on First Fortis, Fortis Investors, or Contract Owners; or
    (e)    at the option of any Party in the event that (i) the Contracts, the Separate Accounts, or the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by First Fortis; or
    (f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Article V hereof; or
    (g)    at the option of First Fortis if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if First Fortis reasonably believes that the Portfolio may fail to so qualify; or
    (h)    at the option of First Fortis if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if First Fortis reasonably believes that the Portfolio may fail to so comply.
    6.2    Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Article V of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, First Fortis shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participahts from allocating payments to or transferring amounts from a Portfolio that were otherwise available under the Contracts, until, in either case, 90 calendar days after First Fortis shall have notified the Fund or Distributor of its intention to do so.

    6.3    All warranties and indemnifications will survive the termination of this Agreement.
6.4    If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g) or 6.1(h) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination Date, except that First Fortis may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
    6.5    If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), or 6.1(h), the Distributor will reimburse First Fortis for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
    6.6    The other Parties hereto agree to cooperate with and give reasonable assistance to First Fortis in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
6.7    Each Party to this Agreement shall promptly notify the other Parties of the institution against such Party of any such formal proceedings as described in Sections 6.1(c) and (d) hereof.

ARTICLE VII     Indemnification
    7.1    Indemnification by First Fortis
    (a)    Except to the extent provided in Sections 7.1(b) and 7.1(c), below, First Fortis agrees to indemnify and hold harmless the Fund and its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of First Fortis) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares or the Contracts issued by First Fortis and;
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus (which shall include the offering memorandum), or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to First Fortis or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)     arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of First Fortis or Fortis Investors) or the wrongful conduct of First Fortis or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or
(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or Distributor by or on behalf of First Fortis or Fortis Investors specifically for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or
(iv)     arise as a result of any failure by First Fortis or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
    (b)    First Fortis shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the

Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.
    (c)    First Fortis shall not be liable under this Section 7.1 with respect to any action against an Indemnified Party unless the Fund or Distributor shall have notified First Fortis in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify First Fortis of any such action shall not relieve First Fortis from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.1. In case any such action is brought against an Indemnified Party, First Fortis shall be entitled to participate, at its own expense, in the defense of such action. First Fortis also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from First Fortis to such Indemnified Party of Fortis Benefit's election to assume the defense thereof, the Indemnified Party will cooperate fully with First Fortis and shall bear the fees and expenses of any additional counsel retained by it, and First Fortis will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
    (d)    The Indemnified Parties shall promptly notify First Fortis of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the operation of the Fund as a part of the solicitation and/or sale of the Contracts.
    7.2    Indemnification by the Distributor
    (a)    Except to the extent provided in Sections 7.2(d) and 7.2(e) below, Distributor agrees to indemnify and hold harmless First Fortis and Fortis Investors, each of their Directors and officers, and any affiliated person of First Fortis and Fortis Investors within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlements with the written consent of Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by First Fortis or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) prepared by the Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Distributor or the Fund by or on behalf of First Fortis or Fortis Investors specifically for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); and
ii)    arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Distributor or the Fund) or wrongful conduct of the Fund or Distributor, or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished-in writing to First Fortis or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or
(iv)     arise as a result of any failure by the Fund or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
    (b)    Except to the extent provided in Sections 7.2(d) and 7.2(e) hereof, Distributor agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 7.2(c) below, the written consent of Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against First Fortis or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by First Fortis of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that First Fortis deems necessary or appropriate as a result of the noncompliance.
    (c)    The written consent of Distributor referred to in Section 7.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.
    (d)    Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.
    (e)    Distributor shall not be liable under this Section 7.2 with respect to any action against an Indemnified Party unless First Fortis or Fortis Investors shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.2. In case any such action is brought against an Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense of such action. Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Distributor to such Indemnified Party of Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to such Indemnified

Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
    (f)    First Fortis shall promptly notify the Distributor of the commencement of any litigation or proceedings against First Fortis in connection with the issuance or sale of the Contracts or the operation of the Separate Account.
    7.3    Any notice given by the Indemnifying Party referred to in Section 7.1(c) or 7.2(e) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
ARTICLE VIII    Miscellaneous
8.1    This Agreement may not be assigned by any Party, except with the written consent of each other Party.
8.2    Notices and communications required or permitted by Article I hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct, in writing:
First Fortis Life Insurance Company
220 Salina Meadows Parkway, Suite 255
Syracuse, NY 13220
Attn: ~~General Counsel~~ Terry J. Kryshak
    Senior Vice President
    & Chief Administrative Officer
                OK

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262

Federated Insurance Series
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: (412) 288-7578
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: (412) 288-7578
    8.3    This Agreement will be construed and the provisions hereof interpreted under and in accordance with Pennsylvania law, without, regard for that state's principles of conflicts of laws.
    8.4    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
    8.5    If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
    8.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
    8.7    The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
    8.8    The Fund and First Fortis agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and First Fortis shall each take such steps as may be reasonably necessary to comply with the Rule as amended or adopted in final form.

    8.9    A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.
    8.10     Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Declaration of Trust, as amended, a copy of which will be provided to First Fortis upon request.
    8.11     It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that First Fortis has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement First Fortis shall forthwith cease to use such name (or derivative or logo).

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FIRST FORTIS INSURANCE COMPANY

Attest:	/s/ Paula M. Seguin	By:	/s/ Terry J. Kryshak
Name:	Paula M. Seguin	Name:	Terry J. Kryshak
Title:	Assistant Secretary	Title:	Chief Administrative Officer & SR. VP
OK

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ John Eric Hite
Name:	David A. Peterson	Name:	John Eric Hite
Title:		Title:	2nd Vice President

FEDERATED INSURANCE SERIES

Attest:	/s/ Matthew S. Hardin	By:	/s/ John W. McGonigle
Name:	Matthew S. Hardin	Name:	John W. McGonigle
Title:	Corporate Counsel	Title:	Executive Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Leslie K. Platt	By:	/s/ Byron F. Bowman
Name:	Leslie K. Platt	Name:	Byron F. Bowman
Title:	Assistant Secretary	Title:	Vice President

AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") is by and among First Fortis Life Insurance Company ("Insurer"), on its behalf and on behalf of its separate accounts (the "Separate Accounts"), Fortis Investors, Inc. ("Fortis Investors"), Federated Insurance Series (the "Fund") and Federated Securities Corp. (the "Distributor").
WITNESSETH:
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor are parties to that certain Participation Agreement, dated August 31, 1997, (as amended from time to time, the "Agreement"); and
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor desire to amend the Agreement subject to the terms and conditions set forth herein intended to provide for, among other things, the manner in which the parties will comply with regulatory changes since the Agreement was executed and effective;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.The first recital is deleted in entirety and replaced with the following:
WHEREAS, the Insurer, the Distributor and the Fund desire that shares of the Funds be made available by Distributor to serve as underlying investment medium for those combination fixed and variable annuity contracts of the Insurer supported wholly or partially by the Separate Accounts, listed on Exhibit A attached hereto and made part hereof.
2.Section 1.1 is hereby deleted in entirety and replaced with the following:
The Distributor agrees to sell to the Insurer those shares of the Funds offered and made available by the Fund and identified on Exhibit C attached hereto and made part hereof (such Funds also referred to herein as "Portfolios").
3.Section 1.2 is hereby deleted in entirety and replaced with the following:
The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of Exhibit B attached hereto and made a part hereof and the current prospectus for the Fund.
4.A new Section 1.11 is hereby added to Article I as follows:
1.11    (a)    In consideration of the administrative services described
herein, Distributor agrees to pay to Insurer an amount computed at an annual rate equal to the percentage of average daily net asset value set forth in Exhibit C to this Agreement. Fees paid to insurer are for administrative services only and do not constitute payment for any other service.
(b)    The Distributor shall calculate any amounts owed under this Agreement systematically and use commercially reasonable efforts to send payments within forty-five (45) days of the end of the period according to the Fund's standard payment schedule. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of all payments, on the basis of the number of days that this Agreement is in effect during the period. In connection with such payments, Distributor shall provide the calculation of amounts paid to Insurer. Absent manifest error, any such calculations shall be final unless any party objects thereto within sixty (60) days of the date of the calculation statement. Payments requested by Insurer for periods 180 days or more prior to the current month shall be made at Distributor's discretion.

(c)     Insurer shall perform all of its obligations and duties under this Agreement at its own expense.

(d)     Insurer shall disclose the compensation arrangements under this Agreement to each Variable Contract Owner as required by applicable law.
    5.    A new Section 4.21 is hereby added to Article IV as follows:
4.21    (a)    The parties acknowledge that the SEC and the United States
Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "AML-CIP Regulations"), specifically requiring certain financial institutions, including the Insurer, Fortis Investors, Fund and Distributor, to establish a written anti-money laundering and customer identification program (an "AML-CIP Program").
(b) The Insurer, Fortis Investors, Fund and Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of this Agreement they will maintain, an AML-CIP Program in compliance with the AML-CIP Regulations.
(c) Insurer covenants that it will perform all activities, including the establishment and verification of customer identities as required by the AML-CIP Regulations and/or its AML-CIP Program, with respect to all customers on whose behalf Insurer maintains a direct account with the Fund.
(d) The parties agree that (A) accounts in the Fund beneficially owned by Insurer's customers shall be accounts of the Insurer for all purposes under Insurer's AML-CIP Program and that (B) Insurer's customers will be customers of Insurer for all purposes under Insurer's AML-CIP Program.
    6.    A new Section 4.22 is hereby added to Article IV as follows:
        4.22 The parties acknowledge that:
(a) The SEC has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use.
(a)Regulation S-P permits financial dealers, such as Insurer, Fortis Investors and Distributor, to disclose "nonpublic personal information" ("NH") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13).
(b)     Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NP1 disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the insurer and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Insurer disclosed the information (17 CFR § 248.13).
(c)    NPI of Insurer's consumers and customers that have no independent customer relationship with Distributor may be disclosed to Distributor during the term of the Agreement ("Insurer Customer NPI").
(d)    Certain consumers and customers of Insurer may also be consumers and customers of Distributor as fully-disclosed shareholders of Federated mutual funds ("Joint Customer").
(e)    NPI of Joint Customers may be disclosed and exchanged during the term of this Agreement ("Joint Customer NPI").
    7.    A new Section 4.23 is hereby added to Article IV as follows:
4.23 Each party hereby covenants that any Joint Customer NPI which a party receives from the other party will be subject to the following limitations and restrictions:

(a)Each party may redisclose Joint Customer NP1 to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and
(b)Each party may redisclose and use Joint Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement except as permitted under Regulation S-P and as required by any applicable federal or state law.
(c)Distributor covenants that:
(A) Distributor may redisclose Insurer Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on Distributor under this Agreement; and identified in this Agreement and to third-party service providers as permitted under Regulation S-P.
(d)    Each party represents and warrants that, in accordance with 17 CFR §248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
(A)Ensure the security and confidentiality of records and customers' NPI;
(B)Protect against any anticipated threats or hazards to the security or integrity of customer records and NPI; and
(C)Protect against unauthorized access or use of such customer records or NPI that could result in substantial harm or inconvenience to any customer.
(e)    The provisions of this Section 4.23 shall survive the termination of the
Agreement.

    8.    A new Section 4.24 is hereby added to Article IV as follows:
4.24    Insurer represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Insurer and the Fund agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Fund and agree to negotiate a "shareholder information agreement" under Rule 22c-2.

    9.    The following paragraphs are hereby added to Section 6.1:
(a)at the option of the Fund or the Distributor, immediately upon written notice, in the event that any or all Variable Contracts fail to meet the qualifications specified in Sections 4.2, 4.4 and 4.11 hereof;
(b)at the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees of the Fund has decided to (A) refuse to sell shares of the Fund to the Insurer and/or any of its Separate Accounts; (B) suspend or terminate the offering of shares of any portfolio; or (C) dissolve or liquidate the Fund or any portfolio; or
(c)upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any sub accounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Variable Contracts for which those shares have been selected or serve as the underlying investment media.
    11.    Section 6.4 is hereby deleted in entirety and the following is added as a new Section 6.4 to Article VI:
6.4     (a) Notwithstanding any termination of this Agreement, and except as provided in Paragraph 6.8 the Fund and the Distributor shall, at the option of the Insurer, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Distributor, to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Fund and redeem investments in the Fund, and shall be permitted to invest in the Fund in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
(b)     Insurer agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Fund within one year from the date of termination of the Agreement as provided in Article VI. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. The Fund or the Distributor may, in their discretion, permit the Separate Accounts to continue to invest in the Fund beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund or the Distributor agrees in writing to permit the Separate Accounts to continue to invest in the Fund prior to the beginning of any such year.

    12.    The following is hereby added as new Section 6.8
6.8    In the event (a) the Agreement is terminated pursuant to Sections 6.1(b), (i), or (j), at the option of the Fund or the Distributor; or (b) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Paragraph 6.4, such subsequent anniversary is reached (each of (a) and (b) referred to as a "triggering event" and the date of termination as provided in (a) or the date of the anniversary as provided in (b) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the portfolios held by the Separate Accounts, received by the Fund as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

    13.    Section 8.2 of the Agreement is deleted in its entirety and replaced with the following:
8.2    (a)    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement shall be given in writing and delivered by postage prepaid registered or certified United States first class mail, return receipt requested, overnight courier services or by email (with a confirming copy by mail).
(b)    Unless otherwise notified in writing, all notices to the Investment
Company shall be given or sent to:
Federated Insurance Series
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attn.: John W. McGonigle
E-Mail: contractadmin@federatedinv.com
(a)Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to:
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
Attn.: Secretary
E-Mail: contractadmin@federatedinv.com
(b)Unless otherwise notified in writing, all notices to Insurer shall be given or sent to:
Hartford Life Insurance Company
1 Griffin Rd. North
Windsor, CT 06095-1512

ATTN: Executive in charge of Insurance Products Fund Trading
The Hartford
One Hartford Plaza
Hartford, CT 06155
ATTN: General Counsel
Assurant, Inc.
One Chase Manhattan Plaza
New York, NY 10005
ATTN: General Counsel
Hartford is the administrator for the First Fortis insurance products. Assurant is the holding company of First Fortis.
    14.    A new Paragraph 8.12 is hereby added with the following language:
Except as provided in this paragraph 8.12, this Agreement may be amended only by a writing signed by all parties. Distributor may amend Exhibit C from time to time by delivering an amended Exhibit C to Insurer pursuant to Section 8.2 herein. Any such amendment shall be effective as of the date indicated on the amended Exhibit C. Insurer may amend Exhibit A by delivering an amended Exhibit A to Federated Contract Administration at the address set forth above in Section 8.2. Any such amendment shall be effective as of the earlier of (i) its receipt by the Distributor or (ii) the date indicated on the amended Exhibit A.
    15.    This Amendment shall be effective as of the date executed by the Distributor.
    16.    Unless otherwise specified, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

    17.    All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended.

    18.    Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification, amendment or change.

    19.    If any term, provision, covenant or condition of this Amendment, or any application hereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision or covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 8/20, 2015.

FEDERATED SECURITIES CORP. KGJ
By:	/s/ Thomas E. [illegible]
Name:	Thomas E. [illegible]
Title:	8/17/15

FEDERATED INSURANCE SERIES KGJ
By:	/s/ John W. McGonigle
Name:	John W. McGonigle
Title:	VP

FIRST FORTIS LIFE INSURANCE COMPANY
By Hartford Life Insurance Company under Power
of Attorney

By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

FORTIS INVESTORS INC.
By Hartford Life Insurance Company under Power
of Attorney
By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

EXHIBIT A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Variable Account D of Union Security Insurance Company (USIC Sep Acct D)
Separate Account A of Union Security Life Insurance Company of NY (USLIC USNY Sep Acct A)
PRODUCTS OFFERED UNDER THE SEPARATE ACCOUNTS
TD Waterhouse Variable Annuity Triple Crown Variable Annuity

EXHIBIT B
OPERATIONAL PROCEDURES
(a)Insurer shall, on behalf of the Investment Company, receive instructions from the Separate Accounts for acceptance prior to the Close of Trading on each Business Day. Insurer shall, upon its acceptance of any such instructions, communicate such acceptance to the Separate Accounts.
(b)Insurer or its designee shall communicate to Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day in accordance with each Fund's prospectus. However, if Insurer will be communicating such information after the Close of Trading, then the Insurer shall be considered the Investment Company's agent for purposes of Rule 22c-1 of the Investment Company Act of 1940, as amended. To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures shall apply:
(i)    The Investment Company shall use its best efforts to provide information listed in Sections 1(i) and 1(j) of the Agreement to Insurer by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.
(ii)    Insurer or its designee shall communicate to the Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day ("Trade Date") by 9:00 a.m. Eastern Time on the Business Day following the Trade Date ("Settlement Date"). The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the Trade Date, provided that, if the Fund receives the trading information called for by this sub-paragraph after 9:00 a.m. Eastern Time on a Settlement Date, the Investment Company shall use its best efforts to enter the Insurer's purchase or redemption order at the net asset value at the Close of Trading on the Trade Date, but if Investment Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Investment Company receives the trading information.
(iii)    In the event there is a net purchase in any Fund, Insurer or its designee shall exercise its best efforts to direct wire payment in the dollar amount of the net purchase to be received by the Investment Company by the close of the Federal Reserve Wire Transfer System on the Settlement Date. If the wire is not received by the Investment Company by such time, and such delay was not caused by the negligence or willful misconduct of the Investment Company, the Investment Company shall be entitled to receive from Insurer the dollar amount of any overdraft plus any associated bank charges incurred.
(iv)    In the event there is a net redemption in any Fund, the Investment Company shall wire the redemption proceeds to the Insurer's custodial account, or to the designated depository for the Insurer, specified by Insurer or its designee. if the Investment Company receives the redemption information by 9:00 a.m. Eastern Time on the Settlement Date, the redemption proceeds shall be wired so as to be received on the Settlement Date. If the Investment Company receives the redemption information after that time, the Investment Company shall use its best efforts to wire the redemption proceeds so that they are received by the Close of Trading on the Settlement Date, but if the Investment Company is unable to do so, the redemption proceeds shall be wired so as to be received by the Close of Trading on the Business Day following the Settlement Date. If the wire is not received by the time specified in this sub-paragraph, and such delay was not caused by the negligence or willful misconduct of Insurer or its designee, Insurer or Insurer's designee shall be entitled to receive from the Investment Company the dollar amount of any overdraft plus any associated bank charges incurred; provided, however, that if the delay was due to factors beyond the control of the Investment Company and its subsidiaries, the Investment Company shall not be liable for any overdraft or any associated bank charges incurred.
(v) If the dollar amount of the redemption proceeds wired by the Investment Company exceeds the amount that should have been transmitted, Insurer shall use its best efforts to have such excess amount returned to the Investment Company as soon as possible.

(c)    All wire payments referenced in this Agreement shall be transmitted via the Federal Reserve Wire Transfer System. Notwithstanding any other provision of this Agreement, in the event that the Federal Reserve Wire Transfer System is closed on any Business Day, the duties of the Investment Company, Insurer, and their designees under this Agreement shall be suspended, and shall resume on the next Business Day that the Federal Reserve Wire Transfer System is open as if such period of suspension had not occurred.
(d)    In the event (i) a Fund is required (under the then prevailing pricing error guidelines of the Investment Company) to recalculate purchases and redemptions of Shares held in Insurer's account due to an error in calculating the net asset value of such class of Shares (a "NAV Error") or (ii) there is a dividend rate error with respect to any Fund held in Insurer's account (a "Rate Error"; Rate Error and NAV Error individually and collectively shall be referred to as a "Pricing Error"):
(A)The Investment Company shall promptly notify Insurer in writing of the Pricing Error, which written notice shall identify the class of Shares, the Business Day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Shares on each Business Day.
(B)Upon such notification, Insurer shall promptly determine, for all Separate Accounts which purchased or redeemed Shares on each Business Day on which a Pricing Error occurred, the correct number of Shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of Shares held in each Separate Account to the extent necessary to reflect the correct number of Shares purchased or redeemed for the Separate Account. Following such determination, Insurer shall notify the Fund of the net changes in transactions for the relevant Separate Account and the Fund shall adjust the Separate Account accordingly.
(C)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that some Separate Account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Investment Company of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Investment Company shall cause the relevant Fund to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer shall apply such funds to payment of the Redemption Shortfalls.
(D)lf, after taking into account the adjustments required by subparagraph (d)(B), Insurer
(E)determines that a Separate Account customer still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account. In no event, however, shall Insurer be liable to the Investment Company or any Fund for any Redemption Overage. Nothing in this subparagraph (d) shall be deemed to limit the right of any Fund to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

EXHIBIT C
The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate of 25 basis points on the average daily net asset value of shares held in Separate Accounts investing in the Funds accounts listed in Exhibit A. Federated will calculate such Service Fees and send payment within 45 days of the end of each period. Such payments will be made monthly in arrears and shall be calculated using the daily equivalent of the annual rate, applied for the number of days in the month.
A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.
The Administrative Service Fees will be distributed so long as the total amount payable to Insurer, for each individual transfer agent system financial intermediary number, for the period is at least $25.00.
Class P Shares

FUND LEGAL NAME FEDERATED HIGH INCOME BOND FUND 11	FUND NUMBER 336	CUSIP 313916306	FUND GROUP NAME FEDERATED INSURANCE SERIES	ADMINISTRATIVE SERVICES FEE BP 25
FEDERATED KAUFMANN FUND II	953	313916827	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED TAIL RISK FUND 11	252	313916835	FEDERATED INSURANCE SERIES	25
FEDERATED QUALITY BOND FUND II	921	313916884	FEDERATED INSURANCE SERIES	25
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES 11*	334	313916207	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED VOLATILITY FUND 11*	333	313916108	FEDERATED INSURANCE SERIES	25
FEDERATED PRIME MONEY FUND II *+	330	313916504	FEDERATED INSURANCE SERIES	25

+The Administrative Service Fee has been reduced as described in the Temporary Fee Waivers document.